UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 16, 2014

Date of Report (Date of earliest event Reported)

L & L Energy, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

 (Address of principal executive offices) (Zip Code)

(206) 264-8065

 Registrant’s Telephone Number, Including Area Code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As a result of the United States Department of Justice indictment against Dickson Lee, the former Chairman and CEO of L & L Energy, Inc. (the “Company”), which was subsequently amended to include the Company as a defendant, the Company intends to commence an investigation into certain actions taken by Mr. Lee while he served as CEO.  These actions relate to certain issuance of shares of common stock for services, prepayments for coal made by the Company and certain issues surrounding the Company’s ownership of its assets located in the People’s Republic of China.

Since the public indictment of the Company and Mr. Lee, the Company has had difficulty collecting receivables in China. Due to the Company’s lack of cash flow, it does not expect that it will be able to file its Form 10-K Annual Report for the year ended April 30, 2014 by the filing deadline.  As a result of the lack of cash flow, the Company elected to not re-engage the FORMER AUDITOR.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 16, 2014, the Company has elected to not re-engage Kabani and Co., Inc. (“FORMER AUDITOR”) as its independent registered public accounting firm effective as of such date.

The Company has not appointed a new independent registered public accounting firm.  The Board of Directors of the Company approved the foregoing dismissal.

The report of FORMER AUDITOR with respect to the Company’s financial statements for the fiscal years ended April 30, 2013 and April 30, 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Except as set forth below, during the fiscal years ended April 30, 2013 and April 30, 2012 through the effective date of FORMER AUDITOR’s termination there were no disagreements between the Company and FORMER AUDITOR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of FORMER AUDITOR, would have caused FORMER AUDITOR to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements.  As a result of the United States Department of Justice indictment against Dickson Lee, the FORMER AUDITOR has requested that management of the Company provide the FORMER AUDITOR with an updated management representation letter covering its prior audits.  The FORMER AUDITOR has not received such representation letters as of the date hereof.

The Company provided FORMER AUDITOR with a copy of the above disclosures and asked it to provide a statement as to whether it agrees with the above statements.  The Company will file the required Exhibit 16.1 upon receipt from the FORMER AUDITOR.

Item 9.01             Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Kabani & Co., Inc. (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: July 23, 2014	By:	/s/ Ian Robinson
Ian Robinson,
Chief Financial Officer